Exhibit 99.1

Investor Relations Contact:	Media Contact:
Elric Martinez	Allison & Partners
Lippert/Heilshorn & Assoc.	perfgogreen@allisonpr.com
212-838-3777
emartinez@lhai.com

PERF GO GREEN ANNOUNCES PROGRESS REPORT ON BUSINESS INITIATIVES

Expanding Flow of Products to Meet Demand from Wide Array of Customers

NEW YORK, NY – July 29, 2008 - Perf Go Green Holdings, Inc. (“Perf Go Green”) (OTCBB: PGOG, www.perfgogreen.com), a marketer and distributor of biodegradable plastics, today provided a business update on its activities since completing its share exchange transaction and commencing trading on the OTC Bulletin Board on May 16, 2008.

“The last two and a half months have been filled with accomplishments,” said Chairman and CEO Tony Tracy. “We’ve assembled a first-class board of directors and an outstanding sales and marketing team, launched comprehensive B2C, B2B, and B2G sales strategies to tap into the many different constituencies for our products, and started shipping and selling our first items. Perf Go Green is the first biodegradable plastic product that is mass marketed, and the reception we’ve been getting from retailers, consumers, businesses and non-profit organizations who want to help protect the environment has surpassed our highest expectations.

“To date, we’ve had to ship product to the U.S. by air to accommodate customers. With the arrival of our first container load of 13- and 30-gallon bags on July 30 – to be followed by additional containers that will allow for the build-up of more than 750,000 boxes of product in our warehouses by October – we’re in a much better position to satisfy the high level of demand we’re getting. We’ve also ordered additional types and sizes of product to satisfy our commercial customers. ”

Since completing its share exchange transaction in mid-May, Perf Go Green has:

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Received an honor for design quality and innovation for the 13-gallon kitchen trash bags and 30- gallon lawn and leaf bags it premiered at the International Home + Housewares Show in Chicago. The honor was based on innovation, aesthetics and usefulness of design, the products’ ecologic responsibility and how they impact the market and a company’s business.

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Assembled a pre-eminent board of directors, including former NYS Governor George Pataki; best-selling author and “green guru” David Bach; and former Chairman, Empire State Development Corporation, Charles Gargano. Other non-management members include former PricewaterhouseCoopers partner and Board member Robert Dubner and Ben Tran, President of Spectrum Plastics, a provider of high-quality plastic packaging with domestic sales of more than $250 million annually.

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Gained its first online distribution channels, Amazon.com and Drugstore.com, providing consumers with an easy way to purchase Perf Go Green products before they hit the grocery store shelves. In total, Perf Go Green has delivered more than 1,300 boxes of product to the two online retailers. The company received its third re-order from Amazon.com this week and expects additional orders from both retailers.

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Put together a top-notch sales and marketing team with well-established relationships with key national retail outlets. The team has already been instrumental in signing up two influential chains – Walgreens and Bashas’ Family of Stores. Walgreen’s initial order represented sales in the six-figure range. Products will be delivered to both Walgreens and Bashas in August.

•	Perf Go Green has also received vendor approvals from many more leading retailers and continues to work with these retailers to deliver purchase orders.

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Received its first purchase orders from non-profit organizations, including an initial order of more than 5,000 boxes from the Community Economic Development Association of Cook County, Inc. (CEDA), the nation’s largest community action agency. The order will be delivered in mid-August.

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Completed a private placement offering in two tranches, raising a total of $5.95 million in gross proceeds that enabled Perf Go Green to add senior leadership and undertake new product R&D and marketing and awareness campaigns.

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Successfully positioned company executives as thought leaders in the “sustainable” space. For example, management appears each month on the internationally acclaimed Dr. Pat Show on VoiceAmerica.com, which blends live talk radio interviews with news, educational and practical information and features some of the world’s most visionary and preeminent change makers.

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Designed and successfully implemented an electronic data interchange (EDI) system that can automatically and securely handle thousands of customer transactions per month. The system is fully integrated with Perf Go Green’s back-office and sales and marketing functions.

•	Initiated an R&D program to identify and evaluate a wide range of new products that can be made from biodegradable materials.

•	Introduced additional products that will reach the shelves in 2008, including Doggie Duty™ Bags, cat pan liners and plastic drop cloths.

•	Launched the Go Green 21.0 Foundation to promote green education initiatives around the world. The Foundation’s first educational effort is in partnership with various schools in the Tri-State area.

Tracy concluded, “The Perf Go Green movement was conceived to reduce plastic waste and help achieve a better planet. It’s estimated by the U.S. Environmental Protection Agency that U.S. households dispose of 100 billion plastic bags annually, 98% of which are not recycled, and that 46,000 pieces of plastic are floating in every square mile of ocean on the planet. We’re proud of the quality of our products, the positive impact we can have on the environment and the strong progress we’ve made in moving our business forward. We look forward to bringing exciting new products to market, expanding our channel distribution, and continuing to build our green biodegradable plastics platform in the second half of 2008.”

Perf Go Green products incorporate recycled plastics that are combined with an oxo-biodegradable proprietary application method to produce the film for the bags. Based on environmental claims statements made by the manufacturer of the oxo-biodegradable applied to our bags, when discarded in soil and exposed to the presence of microorganisms, moisture and oxygen, we believe Perf Go Green products biodegrade, decomposing into simple materials found in nature much faster than regular plastics, which can take hundreds of years to break down. Through this process and the use of recycled plastics, the company effectively removes plastic waste from the environment. In addition, Perf Go Green bags utilize a unique patented dispensing system that stores the bags on the bottom of trashcans and dispenses them one at a time.

About Perf Go Green

Perf Go Green, Holdings Inc. (OTCBB: PGOG), www.perfgogreen.com, is a New York-based biodegradable plastics company. The corporate name reflects the “Go Green” mission from inception to create a Green company for the development and global marketing of eco-friendly, non-toxic, food contact compliant, biodegradable plastic products as a practical and viable solution to eliminating plastic waste from the world environment.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company’s current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company’s business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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